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                                 BONDED MOTORS, INC.

                    1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                              (AS AMENDED JULY 30, 1996)

    1. PURPOSE. The purpose of this Plan is to help attract, retain and compensate highly qualified individuals who are not employees of Bonded Motors, Inc. (the "Company") as members of the Board of Directors of the Company and to encourage ownership of stock in the Company by such Directors in order to gain for the Company the advantages inherent in Directors having a greater personal financial investment in the Company.

    2. DEFINITIONS. As used herein, the following terms shall have the meanings indicated:

    (a) "Annual Meeting Date" means the date of the annual meeting of the Company's shareholders at which the Directors are elected.

    (b)  "Board" means the Company's Board of Directors of the Company.

    (c)  "Code" means the Internal Revenue Code of 1986, as amended.

    (d)  "Director" means a member of the Board.

    (e)  "Effective Date" is the date specified in Section 17.

    (f) "Eligible Director" means any person who is a member of the Board and who is not an employee, full time or part time, of the Company.

    (g) "Exercise Price" means the purchase price per share under the Option, determined in accordance with Section 5 of the Plan.

    (h) "Fair Market Value," of the Shares on any date of reference means the closing price of the Company's common stock on the business day immediately preceding such date. For this purposes, the closing price on any business day shall be (i) if such stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of such stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the closing bid quotation for such day of the stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low ask quotations for the stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and ask quotations for the Stock on at least 5 of the 10 preceding days.

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    (i)  "Option" means any stock option granted under this Plan.

    (j) "Option Agreement" means the agreement between the Company and the Optionee for the grant of an Option.

    (k) "Option Period" means the period between the date an Option is granted and the expiration date or earlier termination of such Option.

    (l) "Optionee" means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death or disability of such person.

    (m)  "Plan" shall mean this 1996 Non-Employee Directors Stock Option Plan.

    (n) "Share(s)" shall mean a share or shares of common stock, no par value, of the Company.

    3. SHARES AND OPTIONS. The aggregate number of Shares, subject to adjustment pursuant to Section 9, which may be delivered on exercise of all Options granted under this Plan is 50,000; and such number of Shares shall be, and hereby are reserved for such purpose. If any Option shall for any reason terminate or expire, any Shares allocated thereto but remaining unpurchased upon such expiration or termination shall again be available for the grant of Options with respect thereto under this Plan as though no Option has been granted with respect to such shares. The Company shall reserve and keep available at all times during the term of the Plan such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    4. GRANTS OF OPTIONS. Commencing July 30, 1996, each Eligible Director who is serving as a Director on July 30, 1996, shall be granted an option to purchase 5,000 shares and each Eligible Director who is serving as a Director immediately after the Annual Meeting Date for any given year commencing with 1997, shall be granted an option to purchase 1,500 Shares for that year on the day after the Annual Meeting Date. Upon the grant of each Option, the Company and the Eligible Director shall enter into a written Option Agreement substantially in the form attached hereto as Exhibit A, which shall specify the Option Period and the Exercise Price and shall include or incorporate by reference the substance of this Plan and such additional provisions as may be required under applicable laws, regulations and rules or otherwise consistent with the provisions of this Plan as the Board may determine. No Option shall be granted after 10 years from the Effective Date.

    5. EXERCISE PRICE. The Exercise Price per Share of any Option shall be the Fair Market Value of the Shares underlying such Option on the date such option is granted.

    6. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (I) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) a written investment representation as provided in
Section 13, (iii) full payment of

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the aggregate Exercise Price of the Shares as to which the Option is exercised has been made, and (iv) arrangements that are satisfactory to the Board in its sole discretion have been made for the optionee's payment to the Company of the amount that is necessary for the Company to withhold taxes in accordance with applicable Federal, state or local tax withholding requirements. The Exercise Price of any Shares purchased, and any required tax payment, shall be paid in cash, by the tender of Shares, or both. If payment is made in cash, it may be made by certified or official bank check, personal check or money order. If payment is made by the tender of Shares, the Fair Market Value of each such Share shall be determined as of the day the Shares are tendered for payment in a manner consistent with the provisions of this Plan. Any excess of the value of the tendered Shares over the Exercise Price will be returned to the Optionee as follows:

         (i) Any whole Shares remaining in excess of the Exercise Price will be returned to the Optionee in kind, and may be represented by one or more certificates as determined by the Company in its sole discretion.

         (ii) Any partial Shares remaining in excess of the Exercise Price will be returned to the Optionee in cash.

No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in
Section 9 hereof.

    7.   EXERCISE SCHEDULE FOR OPTIONS.

         (a) Each initial Option granted hereunder shall vest 100%, and each subsequent Option shall vest and may be exercised in accordance with the following schedule:


    Percentage of
    NUMBER OF SHARES         EXERCISE SCHEDULE
    ------------------------------------------
    20%            One day and six months from the date of grant
    40%            One year after the date of grant
    60%            Two years after the date of grant
    80%            Three years after the date of grant
    100%           Four years after the date of grant


         (b) Notwithstanding the foregoing provision, each outstanding Option shall become fully exercisable immediately upon occurrence of any of the following events:

              (i) If there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that

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shareholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, recapitalization, consolidation, merger, share exchange, liquidation or any other form of corporate transaction;

              (ii) If the shareholders of the Company shall approve a plan of merger, consolidation, share exchange, reorganization, recapitalization, liquidation or dissolution in which the Company does not survive, unless (i) the approved merger, consolidation, share exchange, reorganization, recapitalization, liquidation or dissolution is subsequently abandoned, or (ii) the entity surviving or resulting from such transaction (x) is controlled by substantially the same persons as was the Company (y) assumes all obligations of the Company under the Option, and (z) has a financial condition and operations substantially equivalent or superior to those of the Company immediately prior to the transaction; or

              (iii) If the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

         (c) The expiration date of an Option shall be five years from the date of grant of the Option, subject to earlier termination pursuant to
Section 8.

    8. TERMINATION OF OPTION PERIOD. An Optionee whose directorship terminates for any reason other than death or disability, as determined by the Board which determination shall be conclusive, shall be entitled to exercise any Options which are then exercisable only within the thirty day period after the date the Optionee ceases to serve as a Director; and after such thirty day period, such Options shall be null and void.

    In the case of termination of the directorship by reason of the Director's death or disability, the Option or any portion thereof which was not exercisable on the date of termination shall be accelerated and become immediately exercisable, and the period to exercise such Option shall be 12 months from the date of termination, subject to the earlier expiration of the Option Period.

    The estate of a deceased Optionee, or a person who acquires the right to exercise an Option, including any portion of such Option which was not exercisable at the time of death, by will or the laws of descent and distribution or by reason of the death of the Optionee, may exercise the Option only within the 12-month period after the death of the Optionee, subject to the earlier expiration of the Option Period.

    9.   ADJUSTMENT OF SHARES.

         (a) Options shall be subject to adjustment by the Board as to the number and price of Shares subject to such Options in the event of changes in the outstanding Shares by reason of stock dividends, stock splits, recapitalization, reorganizations, merger, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring

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after the date of grant of any such Option.  In the event of any such change in the outstanding Shares, the aggregate number of Shares available under the Plan shall be appropriately adjusted by the Board, whose determination shall be conclusive.

         (b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of the Shares then subject to outstanding Options.

         (c) Without limiting the generality of the foregoing, the existence of outstanding Options shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company,
(iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceedings, whether of a similar character or otherwise.

    10. TRANSFERABILITY OF OPTIONS. Each Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee except that in the case of Optionee's death or disability, Optionee's duly appointed legal representative may exercise said Option.

    11. REPURCHASE OF SHARES BY COMPANY. The Company is under no obligation to repurchase Shares acquired pursuant to the exercise of an Option hereunder.

    12. APPLICATION OF FUNDS. The proceeds received by the Company from the sale by it of Shares to persons exercising Options will be used for the general purposes of the Company.

    13. UNDERTAKINGS. As a condition of any sale or issuance of Shares upon exercise of any Option, the Board may require such agreements or undertakings, if any, as the Board may deem necessary or advisable to assure compliance with any applicable law or regulation including, but not limited to, the following:

         (a) A representation and warranty by the Optionee to the Company, at the time any Option is exercised, that Optionee is acquiring the Shares to be issued for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

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         (b)  A representation, warranty and/or agreement by the Optionee to be bound by any legends that are, in the opinion of the Board, necessary or appropriate to comply with the provisions of any securities law deemed by the Board to be applicable to the issuance of the Shares and that are endorsed upon the Share certificates.

         (c) An agreement by Optionee that, in connection with any registration of the Company's securities under the Securities Act, and upon the request of the Company or any underwriter managing an underwritten offering of the Company's securities, Optionee shall not sell, short any sale of, loan, grant an option for, or otherwise dispose of any of the Shares (other than Shares included in the offering) without the prior written consent of the Company or such managing underwriter, as applicable, for a period of up to one year following the effective date of registration of such offering.

    14. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board, which shall have the authority to adopt such rules and regulations and to make such determinations as are not inconsistent with the Plan and as are necessary or desirable for the implementation and administration of the Plan.

    15.  INTERPRETATION.

         (a) If any provision of the Plan should be held invalid or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan. Without limiting the generality of the foregoing, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To the extent any provision of the Plan or action by the Board hereunder is inconsistent with the foregoing requirements, it shall be deemed null and void.

         (b) The determinations and the interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. This Plan shall be governed by the laws of the State of California and subject to the exclusive jurisdiction of the courts therein. Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

    16.  AMENDMENT AND TERMINATION OF THE PLAN.

         (a) The Board may, insofar as permitted by law, from time to time, amend, terminate or suspend the Plan or any Option; provided, however that, except to the extent provided in Section 9, no such amendment may (i) without approval by the Company's shareholders, increase the number of Shares reserved for Options or change the class of persons eligible to receive Options or involve any other change or modification requiring shareholder approval under Rule 16b-3 of the Exchange Act, (ii) permit the granting of Options that expire beyond the maximum five year period described in Section 7(c); (iii)

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extend the termination date of the Plan as set forth in Section 17; or (iv)
give the Board discretion with respect to the grant of Options; and, provided further, that, except to the extent otherwise specifically provided in
Section 8, no amendment, termination or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee. Any termination or suspension of the Plan shall not affect Options already granted and such options shall remain in full force and effect as if this Plan had not been terminated or suspended. No Option may be granted while the Plan is suspended or after it is terminated.

         (b) Notwithstanding anything else contained herein, the provisions of this Plan which govern the definition of Eligible Directors, the number of Options to be awarded to Eligible Directors, the Exercise Price under each such Option, when and under what circumstances an Option will be granted, the vesting schedule of options or the Option Period, shall not be amended more than once every six months (even with shareholder approval), other than to conform to changes in the Code, or the rules promulgated thereunder, and under the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder, or the rules promulgated by the Securities and Exchange Commission, or under the California Corporate Securities Law, or the rules promulgated thereunder.

    17. EFFECTIVE AND TERMINATION DATES. The foregoing 1996 Non-Employee Directors Stock Option Plan (consisting of 7 pages, including this page) was duly adopted and approved by the Board of Directors on February 5, 1996, approved by the shareholders of the Company effective February 5, 1996, and amended on July 30, 1996. This Plan shall continue in effect until all options granted hereunder have expired or been exercised, unless sooner terminated under the provisions relating thereto.



                        -----------------------------
                        Buddy Mercer, Secretary